Exhibit 4(f)

                            FIFTH AMENDMENT TO
                       WAREHOUSING CREDIT AGREEMENT


        THIS FIFTH AMENDMENT TO WAREHOUSING CREDIT AGREEMENT, dated as of September 1, 1994 (this "Amendment"), is by and among MAYFLOWER MORTGAGE CORPORATION, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), NBD BANK, N.A., a national banking association ("NBD"), and NBD BANK, N.A., as agent for NBD and such other banks named from time to time as one of the Banks in the Warehousing Credit Agreement referred to below (in such capacity, the "Agent").

                                 Recitals

        A. The Company, NBD and the Agent are parties to a Warehousing Credit Agreement, dated as of December 18, 1992, and amended by a First Amendment to Warehousing Credit Agreement dated as of May 1, 1993, a Second Amendment to Warehousing Credit Agreement dated as of December 17, 1993, a Third Amendment to Warehousing Credit Agreement dated as of March 31, 1994, and a Fourth Amendment to Warehousing Credit Agreement dated as of April 30, 1994 (as so amended, the "Credit Agreement"), pursuant to which NBD and Comerica Bank agreed, subject to the terms and conditions thereof, to extend credit to the Company.

        B. In connection with a proposed restructuring of the indebtedness under the Credit Agreement, Comerica Bank has sold, assigned, conveyed and transferred all of its rights and obligations under the Credit Agreement to NBD.

        C. The parties desire to amend the Credit Agreement on the terms and conditions ofthis Amendment.

        Therefore, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

        1.1 The definitions of "Commitments" and "Total Commitments" contained in Section 1.1 are hereby deleted and the following are substituted in place thereof:

               "Commitments" shall mean the commitments of the Banks to make advances pursuant to Section 2.1 in the amounts set forth opposite each Bank's name on the attached Schedule 2.1, as such amounts may be reduced from time to time pursuant to Section 2.3.

               "Total Commitments" shall mean the total amount of the Commitments specified on the attached Schedule 2.1.



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        1.2    The following definition is hereby added to Section 1.1, to be inserted after "Appraised Value":

               "Bank" shall mean each of the Banks or other financial institutions listed from time to time on the attached Schedule 2.1.

        1.3 Section 2.1 is hereby deleted and the following is substituted in place thereof:

               2.1 Commitments of the Banks. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to advance to the Company from time to time from the Effective Date until the Termination Date on any Business Day sums not to exceed in aggregate principal amount at any time outstanding the amount set forth opposite its name on the attached Schedule 2.1. The aggregate outstanding amount of the Advances at any time shall not exceed:

               (a) the Borrowing Base, as determined by the Agent from its records, or
               (b)  the Total Commitments, or
               (c) such amount as would cause the unpaid principal balance of the Note payable to a Bank to exceed the amount of such Bank's Commitment.

        Furthermore, in no event shall the aggregate unpaid principal balance of (i) all outstanding Draft Advances and all outstanding Good Funds Advances exceed the Wet Closing Sublimit and (ii) all Advances secured by Gestation Loans exceed the Gestation Loan Sublimit.

        1.4 The attached form of Request for Advance (Exhibit 3.1(a)) is hereby substituted for the form of Request for Advance attached as Exhibit 3.1(a) to the Credit Agreement.

        1.5 The attached Schedule 2.1 is hereby added as Schedule 2.1 to the Credit Agreement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks as follows:

        2.1 The execution, delivery and performance of this Amendment and all other agreements and documents executed pursuant hereto have been duly authorized by all necessary corporate action and are not in contravention of any Governmental Regulation, or of the terms of its charter or by-laws, or of any contract or undertaking to which it is a party or by which it or its property may be bound or affected, the breach of any of which could reasonably be expected to materially and adversely affect its ability to perform its obligations under this Amendment, the Credit Agreement or the other Loan Documents, and do not result in the imposition of any Lien except for Permitted Liens.

                                      2

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        2.2    This Amendment and all other agreements and documents executed pursuant hereto are the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, to the discretionary nature of specific performance, injunctive relief and other equitable remedies, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        2.3 The representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and the forms of the Articles of Incorporation, Bylaws, resolutions and certificates of incumbency of the Company delivered to the Agent and the Banks on December 18, 1992 and December 17, 1993, continue to be true, correct and complete in all material respects and have not been modified or amended in any respect.

        2.4    No default or Event of Default exists as of the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

        3.1 The Company shall have delivered to NBD a promissory note in the form attached as Exhibit A, duly executed on behalf of the Company (the "New Note").

        3.2 Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and the New Note, shall have been delivered to the Agent.

        3.4 This Amendment shall have been fully executed and delivered to the Agent and NBD.

        3.5 The Company shall have delivered to the Agent and NBD such other documents and instruments as the Agent or NBD may request in connection herewith.

ARTICLE IV. MISCELLANEOUS.

        4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement or to the Notes shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time or to the New Note, respectively.

        4.2 The Company agrees to pay and to save the Agent and the Banks harmless from the payment of all costs and expenses arising in connection with this Amendment, the New Note and the other documents and agreements executed hereunder or thereunder (including the Assignment and Assumption Agreement among NBD, Comerica Bank and the Agent), including

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the fees of Honigman Miller Schwartz and Cohn, counsel to the Agent, in connection with preparing this Amendment, the New Note and such other documents and agreements.

        4.3 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the other Loan Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent and the Banks are ratified and confirmed and shall remain in full force and effect and the Company acknowledges and agrees that it has no setoff, counterclaim or defense with respect to any of the foregoing. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Notwithstanding anything in the Credit Agreement or the Collateral Documents to the contrary, all collateral granted by the Company to the Agent and the Banks pursuant to the Collateral Documents secures all Advances and all other present and future indebtedness, obligations and liabilities of the Company owing to the Agent and the Banks in accordance with such Collateral Documents.

        4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of September 1, 1994.

                                     MAYFLOWER MORTGAGE CORPORATION,
                                     d/b/a Republic Bancorp Mortgage Inc.


                                     By: /s/ Lawrence Rosenberg
                                         -------------------------------------
                                         Its: CHIEF FINANCIAL OFFICER
                                              --------------------------------

                                     NBD BANK, N.A. (as a Bank and as Agent)


                                     By: /s/ Carolann M. Morykwas
                                         -------------------------------------
                                         Its: VICE PRESIDENT
                                              --------------------------------


                                              4

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                                                                Exhibit 3.1(a)

                             REQUEST FOR ADVANCE


        The undersigned, Mayflower Mortgage Corporation, d/b/a Republic Bancorp Mortgage Inc., a Michigan corporation (the "Company"), hereby certifies as follows pursuant to the Warehousing Credit Agreement entered into as of December 18, 1992, among the Company, the banks which are parties thereto and NBD Bank, N.A., as agent for such banks (as the same may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement," to which reference is made for definitions of capitalized terms not otherwise defined herein):

        1. The Company hereby requests an Advance in the aggregate amount of $_______ to be made on ______________, 199_, as specified on Schedule 1 attached hereto. The Company hereby acknowledges that such advance will become a part of the Obligations owed under the Credit Agreement, as evidenced by the Notes delivered thereunder.

        2. The Company requests that the specified portion of such Advance be applied to the repayment of the Obligations specified below or be made available in immediately available funds to the following account:

        3. The Company hereby represents and warrants that, after giving effect to the Advance requested hereby, (a) the aggregate outstanding amount of all Advances to the Company under the Credit Agreement will not exceed the lesser of the Borrowing Base and the Total Commitments, (b) if such Advance is a Draft Advance or Good Funds Advance, the aggregate outstanding amount of all Draft Advances and Good Funds Advances will not exceed the Wet Closing Sublimit, and (c) if such Advance is to be secured by Gestation Loans, the aggregate outstanding amount of all Advances secured by Gestation Loans will not exceed the Gestation Loan Sublimit.

        4. The representations and warranties of the Company in the Credit Agreement are true and correct in all material respects as of the date hereof (both before and after giving effect to such Advance).

        5. No Default or Event of Default has occurred and is continuing as of the date hereof (whether before or after giving effect to the Advance requested hereby).

        This Request for Advance is executed and delivered to NBD Bank, N.A., as Agent, by the undersigned authorized officer of the Company on ____________, 199_.


                                     MAYFLOWER MORTGAGE CORPORATION,
                                     d/b/a Republic Bancorp Mortgage Inc.


                                     By:
                                        --------------------------------------
                                        Title:
                                              --------------------------------

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                                Schedule 1
                                    to
                           Request for Advance


 Amount of             Applicable                Type of            Loan
  Advance                 Rate*                  Advance**          Period***










    * Specify "Floating" or "Adjusted LIBOR."
   ** Specify if a Draft Advance, Good Funds Advance or Gestation Loan. *** Applicable to LIBOR Rate Loans only; specify 30 or 60 days.




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                                                                Schedule 2.1


                                 Banks and Commitment Amounts


           Bank                                                  Commitment

        NBD Bank, N.A.                                           $20,000,000